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                                                                    Exhibit 99.1

P R O X Y                  CFW COMMUNICATIONS COMPANY
                   Proxy Solicited by the Board of Directors

     The undersigned hereby constitutes J.B. Mitchell, Sr. and M. B. Moneymaker, or either of them, attorneys and proxies, with power of substitution in each, to act for the undersigned with respect to all common stock of the undersigned at a special meeting of shareholders to be held at the Holiday Inn at the intersection of Route 275 and I-81, North of Staunton, Virginia, on September 28, 2000, at 4:00 p.m., or any adjournment thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

     The Board of Directors recommends a vote "FOR"

                                                                                         FOR       AGAINST      ABSTAIN
1. To approve the issuance of up to 3,716,400 shares of CFW common stock
   to R&B shareholders pursuant to the Agreement and Plan of Merger.                     [_]         [_]          [_]

2. To approve an amendment of CFW's Articles of Incorporation to increase the
   authorized shares of CFW common stock from 20,000,000 to 75,000,000.                  [_]         [_]          [_]

3. To approve an increase in the size of CFW's board of directors to 11 members.         [_]         [_]          [_]

4. To approve the modification of various terms of CFW's outstanding series B,
   series C and series D preferred stock.                                                [_]         [_]          [_]

5. To approve the change of CFW's name to NTELOS, Inc.                                               [_]          [_]
     [_]

                           (continued on other side)

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                          (continued from other side)

6. To vote on such other business, if any, that may properly come before the meeting.

[_]       Please check box if you plan to attend the meeting.


Dated: ____________, 2000   ___________________________________________________

                            ___________________________________________________
                            (Please sign your name(s) exactly as shown hereon.)



                            THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER(S).
                            IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 THROUGH 5 ABOVE AND AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS TO BE CONSIDERED AT THE MEETING.